Exhibit 99.1

Ambarella, Inc. Announces First Quarter Fiscal Year 2017 Financial Results

Contact:

Deborah Stapleton

650.470.4200

deb@stapleton.com

June 2, 2016 - Santa Clara, Calif. – Ambarella, Inc. (NASDAQ: AMBA), a leading developer of low-power, HD and Ultra HD video compression and image processing semiconductors, today announced financial results for its first quarter of fiscal year 2017 ended April 30, 2016.

•	Revenue for the first quarter of fiscal 2017 was $57.2 million, down 19.5% from $71.0 million in the same period in fiscal 2016.

•	Gross margin under U.S. generally accepted accounting principles (GAAP) for the first quarter of fiscal 2017 was 64.2%, compared with 64.7% for the same period in fiscal 2016.

•	GAAP net income for the first quarter of fiscal 2017 was $1.8 million, or $0.05 per diluted ordinary share, compared with GAAP net income of $18.9 million, or $0.56 per diluted ordinary share, for the same period in fiscal 2016.

Financial results on a non-GAAP basis for the first quarter of fiscal 2017 are as follows:

•	Gross margin on a non-GAAP basis for the first quarter of fiscal 2017 was 64.6%, compared with 64.8% for the same period in fiscal 2016.

•	Non-GAAP net income for the first quarter of fiscal 2017 was $11.4 million, or $0.34 per diluted ordinary share. This compares with non-GAAP net income of $23.7 million, or $0.71 per diluted ordinary share, for the same period in fiscal 2016.

Ambarella reports gross margin, net income and earnings per share in accordance with GAAP and, additionally, on a non-GAAP basis. Non-GAAP financial information for the first fiscal quarter excludes the impact of stock-based compensation adjusted for the associated tax impact which includes the effect of any benefits or shortfalls recognized. A reconciliation of the GAAP to non-GAAP gross margin, net income and earnings per share numbers for the periods presented, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this press release.

Total cash, cash equivalents and marketable securities on hand at the end of the first fiscal quarter of 2017 was $323.8 million, compared with $235.2 million at the end of the same quarter a year ago.

Stock Repurchase

Ambarella also announced that its Board of Directors has authorized the repurchase of up to $75 million of its ordinary shares over a six month period commencing in the second quarter of fiscal 2017. Repurchases under the program may be made from time-to-time through open market purchases or through privately negotiated transactions subject to market conditions, applicable legal requirements and other relevant factors. The repurchase program does not obligate the company to acquire any particular amount of ordinary shares, and it may be suspended at any time at the company’s discretion. The repurchase program will be funded using Ambarella’s working capital and any repurchased shares will be available for general corporate purposes.

“We are pleased with our execution during the first fiscal quarter of 2017, as we introduced our first 14nm IP camera SoC and continued to see strong design win momentum for our new 4K and HEVC SoC families across all market segments,” said Fermi Wang, CEO of Ambarella. “While near term headwinds continue in the wearable sports camera market, and we expect some adverse impact to our business caused by the disruption in supply of Sony image sensors to our customers as a result of the April 2016 Japanese earthquake, we remain confident of renewed revenue growth based on our technology leadership, product roadmap and the potential of our current and future markets.”

Quarterly Conference Call

Ambarella plans to hold a conference call at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time today with Fermi Wang, Chief Executive Officer, and George Laplante, Chief Financial Officer, to discuss the first quarter fiscal year 2017 results. The call can be accessed by dialing 877-304-8963 in the USA; international callers should dial 760-666-4834. Participant passcode is “Ambarella.” Please dial in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Ambarella’s website at http://www.ambarella.com/ for up to 30 days after the call.

About Ambarella

Ambarella, Inc. (NASDAQ: AMBA), is a leading developer of low-power, high-definition (HD) and Ultra HD video compression and image processing solutions. The company’s products are used in a variety of HD cameras including security IP-cameras, sports cameras, wearable cameras, flying cameras and automotive video camera recorders. Ambarella compression chips are also used in broadcasting TV programs worldwide. Ambarella is the recipient of the Global Semiconductor Alliance 2015 awards for “Most Respected Public Semiconductor Company” and “Best Financially Managed Semiconductor Company,” with annual sales of between $100M and $500M.

For more information about Ambarella, please visit www.ambarella.com.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are not historical facts and often can be identified by terms such as “outlook,” “projected,” “intends,” “will,” “estimates,” “anticipates,” “expects,” “believes,” “could,” or similar expressions, including the comments of our CEO relating to headwinds in the wearable sports market, the potential impact on our business caused by the disruption of supply of image sensors to our customers, and our anticipation of future revenue growth. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of our future performance.

The risks and uncertainties referred to above include, but are not limited to, risks associated with revenue being generated from new customers or design wins, neither of which is assured; the commercial success of our customers’ products; our growth strategy; our ability to anticipate future market demands and future needs of our customers; our ability to introduce new and enhanced solutions; our ability to retain and expand customer relationships and to achieve design wins; our ability to successfully enter new markets; anticipated trends and challenges, including competition, in the markets in which we operate; our ability to effectively manage growth; our ability to retain key employees; and the potential for intellectual property disputes or other litigation.

Further information on these and other factors that could affect our financial results is included in the company’s Annual Report on Form 10-K for our 2016 fiscal year, which is on file with the Securities and Exchange Commission. Additional information will also be set forth in the company’s quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings the company makes with the Securities and Exchange Commission from time to time, copies of which may be obtained by visiting the Investor Relations portion of our web site at www.ambarella.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. The results we report in our quarterly report on Form 10-Q for the first quarter of fiscal year 2017 ended April 30, 2016 could differ from the preliminary results announced in this press release.

Ambarella assumes no obligation and does not intend to update the forward-looking statements made in this press release, except as required by law.

Non-GAAP Financial Measures

The company has provided in this release non-GAAP financial information including non-GAAP gross margin, net income, and earnings per share, as a supplement to the condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing the company’s financial results to assess operational performance and liquidity. The company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods. Further, the company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the company uses in making operating decisions and because the company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. Non-GAAP results are presented for supplemental informational purposes only for understanding the company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

With respect to its financial results for the first quarter of fiscal year 2017, the company has provided below reconciliations between its non-GAAP financial measures to its most directly comparable GAAP financial measures.

AMBARELLA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended April 30,
	2016	2015
Revenue	$57,157	$71,013
Cost of revenue	20,450	25,095

Gross profit	36,707	45,918

Operating expenses:
Research and development	24,466	16,583
Selling, general and administrative	10,893	9,010

Total operating expenses	35,359	25,593
Income from operations	1,348	20,325
Other income	27	27

Income before income taxes	1,375	20,352
Provision (benefit) for income taxes	(408)	1,498

Net income	$1,783	$18,854

Net income per share attributable to ordinary shareholders:
Basic	$0.05	$0.61

Diluted	$0.05	$0.56

Weighted-average shares used to compute net income per share attributable to ordinary shareholders:
Basic	32,428,047	31,099,081

Diluted	33,950,736	33,472,309

The following table presents details of stock-based compensation expense included in each functional line item in the condensed consolidated statements of operations above:

	Three Months Ended April 30,
	2016	2015
	(unaudited, in thousands)
Stock-based compensation:
Cost of revenue	$245	$124
Research and development	6,719	3,094
Selling, general and administrative	4,337	2,264

Total stock-based compensation	$11,301	$5,482

AMBARELLA, INC.

RECONCILIATION OF GAAP TO NON-GAAP DILUTED EARNINGS PER SHARE

(in thousands, except share and per share data)

	Three Months Ended April 30,
	2016	2015
	(unaudited)
GAAP net income	$1,783	$18,854
Non-GAAP adjustments:
Stock-based compensation expense	11,301	5,482
Income tax effect	(1,645)	(675)

Non-GAAP net income	$11,439	$23,661

GAAP - diluted weighted average shares	33,950,736	33,472,309
Non-GAAP - diluted weighted average shares	33,950,736	33,472,309
GAAP - diluted net income per share	$0.05	$0.56
Non-GAAP adjustments:
Stock-based compensation expense	0.34	0.17
Income tax effect	(0.05)	(0.02)
Non-GAAP - diluted net income per share	$0.34	$0.71

The difference between GAAP and non-GAAP gross margin was 0.4% and 0.1%, or $245,000 and $124,000 for the three months ended April 30, 2016 and 2015, respectively. The difference was due to the effect of stock-based compensation.

AMBARELLA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	April 30,	January 31,
	2016	2016
ASSETS
Current assets:
Cash and cash equivalents	$267,959	$268,056
Marketable securities	55,852	39,837
Accounts receivable, net	30,501	39,408
Inventories	17,921	18,167
Restricted cash	8	7
Prepaid expenses and other current assets	3,845	4,170

Total current assets	376,086	369,645
Property and equipment, net	3,567	3,448
Deferred tax assets, non-current	6,541	4,626
Intangible assets, net	4,173	4,178
Goodwill	26,601	26,601
Other assets	2,085	2,117

Total assets	$419,053	$410,615

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	16,347	14,175
Accrued liabilities	17,395	23,778
Income taxes payable	—	787
Deferred revenue, current	6,092	10,077

Total current liabilities	39,834	48,817
Other long-term liabilities	2,767	12,342

Total liabilities	42,601	61,159

Shareholders’ equity:
Preference shares	—	—
Ordinary shares	15	15
Additional paid-in capital	190,031	176,306
Accumulated other comprehensive income (loss)	20	(7)
Retained earnings	186,386	173,142

Total shareholders’ equity	376,452	349,456

Total liabilities and shareholders’ equity	$419,053	$410,615